UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2023

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices)

(918) 236-6461

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 24, 2023, ClearSign Technologies Corporation (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the previously announced resignation of Gary DiElsi from the Company’s Board of Directors (the “Board”) resulted in noncompliance with the board of directors independence requirements set forth in Nasdaq Listing Rule 5605(b)(1) and the requirement in Nasdaq Listing Rule 5605(c)(2)(A) to have an audit committee of at least three independent directors.

More specifically, when the Notice was issued, the Board did not have a majority of directors who would be considered “independent directors,” as that term is defined in Nasdaq Listing Rule 5605(a)(2) and the audit committee of the Board consisted of only two independent directors. Consistent with Nasdaq Listing Rules 5605(b)(1)(A) and Rule 5605(c)(4), Nasdaq has provided the Company a cure period in order to regain compliance (i) until the earlier of the Company’s next annual shareholders’ meeting or November 11, 2024, or (ii) if the next annual shareholders’ meeting is held before May 7, 2024, then the Company must evidence compliance no later than May 7, 2024.

The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2023

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer